Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com
Harris Interactive ® Reports Third Quarter Fiscal 2011 Results
New York, N.Y. — April 28, 2011 — Harris Interactive Inc. (NASDAQ: HPOL), a leading innovative global market research firm, today announced its third quarter fiscal 2011 financial results. Excluding foreign exchange rate differences, revenue was down 9%, driven by declines in the U.K. and U.S., and bookings decreased 13% as a result of declines in the U.K., U.S., Canada and Asia. The Company’s operating loss grew from $0.9 million for last year’s third quarter to $1.9 million for the third quarter of fiscal 2011, and was largely caused by the decline in revenue for the quarter.
Kimberly Till, President and Chief Executive Officer of Harris Interactive, said, “While Q3 has traditionally been a weak quarter seasonally, our results were very disappointing and it is clear that we have more work to do to achieve acceptable operating performance. We are in the process of thoroughly reviewing our operations and business model to identify the changes we need to make to address this problem. To assist in this review, we have engaged the services of Angrisani Turnarounds, LLC, led by Al Angrisani, who previously served as the President and Chief Operating Officer of Harris Interactive and Chief Executive Officer of Greenfield Online until its 2008 sale to Microsoft. Mr. Angrisani has presented the Company with a report with specific recommendations that we are currently evaluating as part of our efforts to improve the Company’s operating profitability.”
Financial Highlights

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
$ in millions — unaudited	2011	2010	2011	2010
Revenue	$38.1	$41.2	$120.0	$124.8
Operating loss	$(1.9)	$(0.9)	$(2.3)	$(0.7)
Net loss	$(2.3)	$(1.6)	$(3.3)	$(0.9)
Fully diluted net loss per share	$(0.04)	$(0.03)	$(0.06)	$(0.02)

Adjusted EBITDA*	$0.1	$1.3	$4.0	$6.0
Adjusted EBITDA* with add-back of restructuring and other charges	$0.6	$1.4	$5.1	$6.7

*	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA less stock-based compensation and non-cash goodwill impairment charges.
Key Financial Statistics
•	Total revenue for the third quarter of fiscal 2011 was $38.1 million, as compared with $41.2 million for the same prior year period. Excluding foreign currency exchange rate differences, revenue for

©2011 Harris Interactive Inc.	All rights reserved.

the third quarter was down 9% compared with the same prior year period. Total revenue for the first nine months of fiscal 2011 was $120.0 million, as compared with $124.8 million for the same prior year period. Excluding foreign currency exchange rate differences, revenue for the first nine months of fiscal 2011 was down 4% compared with the same prior year period.

•	Operating loss for the third quarter of fiscal 2011 was $(1.9) million, as compared with an operating loss of $(0.9) million for the same prior year period. Our operating loss for the third quarter of fiscal 2011 included $0.4 million of restructuring and other charges, as compared with $0.1 million for the same prior year period. Our operating loss for the first nine months of fiscal 2011 was $(2.3) million, as compared with an operating loss of $(0.7) million for the same prior year period. Our operating loss for the first nine months of fiscal 2011 included $1.1 million of restructuring and other charges, as compared with $0.6 million for the same prior year period.

•	Net loss for the third quarter of fiscal 2011 was $(2.3) million, or $(0.04) per fully diluted share, as compared with a net loss of $(1.6) million, or $(0.03) per fully diluted share for the same prior year period. Out net loss for the first nine months of fiscal 2011 was $(3.3) million, or $(0.06) per fully diluted share, as compared with a net loss of $(0.9) million, or $(0.02) per fully diluted share, for the same prior year period.

•	As of March 31, 2011, we had $12.5 million in cash and $12.0 million in outstanding debt. During the first nine months of fiscal 2011, we made $3.6 million in debt principal payments.

•	Cash provided by operations for the third quarter of fiscal 2011 was $0.1 million, as compared with $0.9 million provided by operations for the same prior year period. Cash provided by operations for the first nine months of fiscal 2011 was $1.1 million, as compared with $2.0 million provided by operations for the same prior year period.

•	Bookings for the third quarter of fiscal 2011 were $40.9 million, as compared with $44.9 million for the same prior year period. Excluding foreign currency exchange rate differences, bookings for the third quarter were down 13% compared with the same prior year period.

•	Secured revenue for the third quarter of fiscal 2011 was $56.5 million, as compared with $52.9 million for the same prior year period. Excluding foreign currency exchange rate differences, secured revenue for the third quarter was up 5% compared with the same prior year period.

•	Non-GAAP adjusted EBITDA* with add-back of restructuring and other charges for the third quarter of fiscal 2011 was $0.6 million, as compared with $1.4 million for the same prior year period. Non-GAAP adjusted EBITDA* with add-back of restructuring and other charges for the first nine months of fiscal 2011 was $5.1 million, as compared with $6.7 million for the same prior year period.
Third Quarter Fiscal 2011 Results Conference Call and Webcast Access
Kimberly Till, President and Chief Executive Officer, will host a conference call to discuss these results on Thursday, April 28, 2011, at 5:00 p.m. ET. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free 877.303.9858 in the United States and Canada, or 408.337.0139 internationally.
A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization, restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and uncertainties surrounding compliance with certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including healthcare, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in over 215 countries and territories through our North American, European, and Asian offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us — and our clients — stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.
HPOL — E

HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	June 30,
	2011	2010

Assets
Cash and cash equivalents	$12,500	$14,158
Accounts receivable, net	23,614	23,735
Unbilled receivables	8,200	7,566
Prepaids and other current assets	4,682	3,722
Deferred tax assets	547	375

Total current assets	49,543	49,556

Property, plant and equipment, net	3,964	5,626
Other intangibles, net	15,217	16,382
Other assets	1,589	1,566

Total assets	$70,313	$73,130

Liabilities and Stockholders’ Equity
Accounts payable	$6,742	$8,952
Accrued expenses	16,697	16,768
Current portion of long-term debt	4,794	4,794
Deferred revenue	14,942	11,612

Total current liabilities	43,175	42,126

Long-term debt	7,191	10,787
Deferred tax liabilities	2,363	2,391
Other long-term liabilities	1,518	1,792

Total stockholders’ equity	16,066	16,034

Total liabilities and stockholders’ equity	$70,313	$73,130

HARRIS INTERACTIVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
	2011	2010	2011	2010
Revenue from services	$38,087	$41,203	$120,041	$124,767

Operating expenses:
Cost of services	25,138	26,569	78,892	79,083
Selling, general and administrative	12,870	13,829	37,745	40,641
Depreciation and amortization	1,517	1,656	4,560	5,130
Restructuring and other charges	448	92	1,127	623

Total operating expenses	39,973	42,146	122,324	125,477

Operating loss	(1,886)	(943)	(2,283)	(710)
Operating margin	-5.0%	-2.3%	-1.9%	-0.6%

Interest and other income	(13)	(30)	(35)	(57)
Interest expense	285	524	1,070	1,560

Loss from operations before income taxes	(2,158)	(1,437)	(3,318)	(2,213)

Provision (benefit) for income taxes	177	121	12	(1,354)

Net loss	$(2,335)	$(1,558)	$(3,330)	$(859)

Basic and diluted net loss per share	$(0.04)	$(0.03)	$(0.06)	$(0.02)

Basic and diluted weighted average shares outstanding	54,658,105	54,247,286	54,516,793	54,027,408

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

	Three months ended		Nine months ended
	March 31,		March 31,
	2011	2010	2011	2010

GAAP net loss	$(2,335)	$(1,558)	$(3,330)	$(859)
Interest income	(13)	(30)	(35)	(57)
Interest expense	285	524	1,070	1,560
Provision (benefit) for income taxes	177	121	12	(1,354)
Depreciation and amortization	1,820	2,011	5,715	6,225

EBITDA	$(66)	$1,068	$3,432	$5,515
Stock-based compensation (1)	173	203	523	523

Adjusted EBITDA	$107	$1,271	$3,955	$6,038

Adjusted EBITDA	$107	$1,271	$3,955	$6,038
Add-back of restructuring and other charges	448	92	1,127	623

Adjusted EBITDA with add-back of restructuring and other charges	$555	$1,363	$5,082	$6,661

(1)	Stock-based compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under the FASB guidance for stock-based compensation